                          CALCULATION AGENCY AGREEMENT


         CALCULATION AGENCY AGREEMENT, dated as of February 6, 2004 (the "Agreement"), between Lehman Brothers Holdings Inc. (the "Company") and Lehman Brothers Inc., as Calculation Agent.

         WHEREAS, the Company proposes to issue and sell its Risk AdjustiNG Equity Range Securities(SM) (a "Security" and, in the aggregate, the "Securities") from time to time*;

         WHEREAS, the terms of each series of the Securities will be described in a pricing supplement (each such pricing supplement, a "Pricing Supplement") and a prospectus supplement, dated January 30, 2004 (the "RANGERS Prospectus Supplement"), to the prospectus dated June 14, 2001, as supplemented by a prospectus supplement dated June 14, 2001;

         WHEREAS, the Securities will be issued under an Indenture, dated as of September 1, 1987, between the Company and Citibank, N.A., as Trustee (the "Trustee"), as supplemented and amended by supplemental indentures dated as of November 25, 1987, November 27, 1990, September 13, 1991, October 4, 1993, October 1, 1995, and June 26, 1997, and incorporating Standard Multiple Series Indenture Provisions dated July 30, 1987, as amended November 16, 1987 (collectively, the "Indenture"); and

         WHEREAS, the Company requests the Calculation Agent to perform certain services described herein in connection with the Securities;

         NOW THEREFORE, the Company and the Calculation Agent agree as follows:

         1. Appointment of Agent. The Company hereby appoints Lehman Brothers Inc. as Calculation Agent and Lehman Brothers Inc. hereby accepts such appointment as the Company's agent for the purpose of performing the services hereinafter described upon the terms and subject to the conditions hereinafter mentioned.

         2. Calculations and Information Provided. The Calculation Agent shall determine, with respect to each series of the Securities, (a) the Maturity Payment Amount, (b) the Settlement Value, (c) the Closing Price of each Settlement Value Security on the Valuation Date, (d) the Multipliers for each of the Settlement Value Securities, (e) whether adjustments to the Multipliers or the Threshold Value should be made and, if so, the timing and the amount of such adjustments, (f) whether a Market Disruption Event has occurred, (g) if the Company elects the Stock Settlement Option, the number of shares of the Index Stock (and of any other equity securities used in the calculation of the Settlement Value), and the value of any fractional shares thereof, equal to the Maturity Payment Amount, (h) the Redemption Payment



----------------------
* "Risk AdjustiNG Equity Range Securities" and "RANGERS" are service marks of Lehman Brothers Inc.

Amount, if applicable, (i) the Optional Repurchase Amount, if applicable, (j) the amount payable upon repayment of the Securities on any Optional Reset Date, if applicable and (k) any other calculation determination function and duty described in the applicable Pricing Supplement as being performed by the Calculation Agent. The Calculation Agent shall notify the Trustee of all such determinations and any such adjustment or if a Market Disruption Event with respect to a series of Securities has occurred. Annex A hereto sets forth the procedures the Calculation Agent will use to determine the information described in this Section 2 with respect to a series of Securities.

         3. Calculations. Any calculation or determination by the Calculation Agent pursuant hereto shall (in the absence of manifest error) be final and binding. Any calculation made by the Calculation Agent hereunder shall, at the Trustee's request, be made available at the Corporate Trust Office.

         4. Fees and Expenses. The Calculation Agent shall be entitled to reasonable compensation for all services rendered by it as agreed to between the Calculation Agent and the Company.

         5. Terms and Conditions. The Calculation Agent accepts its obligations herein set out upon the terms and conditions hereof, including the following, to all of which the Company agrees:

         (a) in acting under this Agreement, the Calculation Agent is acting solely as an independent expert of the Company and does not assume any obligation toward, or any relationship of agency or trust for or with, any of the holders of the Securities;

         (b) unless otherwise specifically provided herein, any order, certificate, notice, request, direction or other communication from the Company or the Trustee made or given under any provision of this Agreement shall be sufficient if signed by any person who the Calculation Agent reasonably believes to be a duly authorized officer or attorney-in-fact of the Company or the Trustee, as the case may be;

         (c) the Calculation Agent shall be obliged to perform only such duties as are set out specifically herein and any duties necessarily incidental thereto;

         (d) the Calculation Agent, whether acting for itself or in any other capacity, may become the owner or pledgee of Securities with the same rights as it would have had if it were not acting hereunder as Calculation Agent; and

         (e) the Calculation Agent shall incur no liability hereunder except for loss sustained by reason of its gross negligence or wilful misconduct.

         6. Resignation; Removal; Successor. (a) The Calculation Agent may at any time resign by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective, subject to the appointment of a successor Calculation Agent and acceptance of such appointment by such successor Calculation Agent, as hereinafter provided. The Calculation Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Company and specifying such removal and the date when it shall become effective. Such resignation or removal shall take effect upon the appointment by the Company, as hereinafter provided, of a successor Calculation Agent and the acceptance of such appointment by such successor Calculation Agent. In the event a successor Calculation Agent has not been appointed and has not accepted its duties within 90 days of the Calculation Agent's notice of resignation, the Calculation Agent may apply to any court of competent jurisdiction for the designation of a successor Calculation Agent.

         (b) In case at any time the Calculation Agent shall resign, or shall be removed, or shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or make an assignment for the benefit of its creditors or consent to the appointment of a receiver or custodian of all or any substantial part of its property, or shall admit in writing its inability to pay or meet its debts as they mature, or if a receiver or custodian of it or all or any substantial part of its property shall be appointed, or if any public officer shall have taken charge or control of the Calculation Agent or of its property or affairs, for the purpose of rehabilitation, conservation or liquidation, a successor Calculation Agent shall be appointed by the Company by an instrument in writing, filed with the successor Calculation Agent. Upon the appointment as aforesaid of a successor Calculation Agent and acceptance by the latter of such appointment, the Calculation Agent so superseded shall cease to be Calculation Agent hereunder.

         (c) Any successor Calculation Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor, to the Company and to the Trustee an instrument accepting such appointment hereunder and agreeing to be bound by the terms hereof, and thereupon such successor Calculation Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as Calculation Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Calculation Agent shall be entitled to receive, all moneys, securities and other property on deposit with or held by such predecessor, as Calculation Agent hereunder.

         (d) Any corporation into which the Calculation Agent hereunder may be merged or converted or any corporation with which the Calculation Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Calculation Agent shall be a party, or any corporation to which the Calculation Agent shall sell or otherwise transfer all or substantially all of the assets and business of the Calculation Agent shall be the successor Calculation Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.

         7. Certain Definitions. Terms not otherwise defined herein or in Annex A hereto are used herein as defined in the Indenture or the Securities.

         8. Indemnification. The Company will indemnify the Calculation Agent against any losses or liability which it may incur or sustain in connection with its appointment or the exercise of its powers and duties hereunder except such as may result from the gross negligence or wilful misconduct of the Calculation Agent or any of its agents or employees. The Calculation Agent shall incur no liability and shall be indemnified and held harmless by the

Company for or in respect of any action taken or suffered to be taken in good faith by the Calculation Agent in reliance upon written instructions from the Company.

         9. Notices. Any notice required to be given hereunder shall be delivered in person, sent (unless otherwise specified in this Agreement) by letter, telex or facsimile transmission or communicated by telephone (confirmed in a writing dispatched within two Business Days), (a) in the case of the Company, to it at 745 Seventh Avenue, New York, New York 10019 (facsimile: (646) 758-3204) (telephone: (212) 526-7000), Attention: Treasurer, with a copy to 399 Park Avenue, New York, New York 10022 (facsimile: (212) 526-0357) (telephone:
(212) 526-7000), Attention: Corporate Secretary, (b) in the case of the Calculation Agent, to it at 745 Seventh Avenue, New York, New York 10019 (facsimile: (646) 758-4942) (telephone: (212) 526-7000), Attention: Equity
Derivatives Trading and (c) in the case of the Trustee, to it at 111 Wall Street, 5th Floor, New York, New York 10043 (facsimile: (212) 657-3836) (telephone: (212) 657-7805), Attention: Corporate Trust Department or, in any case, to any other address or number of which the party receiving notice shall have notified the party giving such notice in writing. Any notice hereunder given by telex, facsimile or letter shall be deemed to be served when in the ordinary course of transmission or post, as the case may be, it would be received.

         10. Governing Law. This Agreement shall be governed by and continued in accordance with the laws of the State of New York.

         11. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         12. Benefit of Agreement. This Agreement is solely for the benefit of the parties hereto and their successors and assigns, and no other person shall acquire or have any rights under or by virtue hereof.

         IN WITNESS WHEREOF, this Agreement has been entered into as of the day and year first above written.

                                             LEHMAN BROTHERS HOLDINGS INC.


                                             By: ___________________________
                                                 Name:
                                                 Title:


                                             LEHMAN BROTHERS INC.,
                                               as Calculation Agent


                                             By: __________________________
                                                 Name:
                                                 Title:

                                     ANNEX A
                                     -------

         The following are the procedures that the Calculation Agent will use to determine the information described in Section 2 of the Calculation Agency Agreement with respect to a series of the Securities. The procedures (and related definitions) relating to the redemption or repurchase of Securities are only applicable to the extent the relevant Pricing Supplement provides for the redemption or repurchase of the Securities described therein.

         1. Settlement Value Securities.

            The "Settlement Value Securities" shall mean the securities included in the calculation of the Settlement Value from time to time and shall initially be the Index Stock specified in the relevant Pricing Supplement, unless adjusted for certain extraordinary corporate events as described herein.

         2. Determination of the Maturity Payment Amount.

            The Calculation Agent shall determine the Payment Amount payable for each Security.

            The amount payable on the Maturity Date for the Securities (the "Maturity Payment Amount") shall equal per $1,000 Security, (i) (a) $1,000, or
(b) if the value of the Index Stock falls below the Threshold Value at any time during the Measurement Period, the lesser of (1) $1,000, and (2) the Alternative Redemption Amount; and (ii) any accrued but unpaid coupon payments through but excluding the Maturity Date. The amount payable upon a Redemption of each Security (the "Redemption Payment Amount") shall equal (i) the amount that would be the Maturity Payment Amount, but with the Settlement Value calculated as if the date the Redemption Notice is given was the Valuation Date and (ii) any accrued but unpaid interest through but excluding the Non-Delaying Event Redemption Date or, if a Delaying Event occurs, through the Delaying Event Redemption Date. The amount payable upon a Repurchase of each Security (the "Optional Repurchase Payment Amount") shall equal (i) the amount that would be the Maturity Payment Amount, but with the Settlement Value calculated as if the date that is a number of Business Days equal to the Determination Period before the Non-Delaying Event Repurchase Date was the Valuation Date and (ii) any accrued but unpaid interest through the Non-Delaying Event Repurchase Date or, if a Delaying Event occurs, through but excluding the Delaying Event Repurchase Date.

         3. Multipliers.

            "Multiplier" shall mean, with respect to each Settlement Value Security, the number of shares or other units (including any fractional share or other unit expressed as a decimal) of the Settlement Value Security included in the calculation of the Settlement Value. The initial Multiplier relating to the Index Stock Issuer, initially the only Settlement Value Security, shall be 1.0, unless otherwise specified in the relevant Pricing Supplement. The initial Multiplier for any other security which may subsequently become a Settlement Value Security shall be the number of shares or other units of such security which are to be included in the calculation of the Settlement Value at the time the security becomes a Settlement Value Security. The Multiplier with respect to any Settlement Value Security shall remain constant unless adjusted for certain extraordinary corporate events as described below.

         4. Adjustments to the Multipliers and the Settlement Value Securities.

            Adjustments to a Multiplier and the Settlement Value Securities shall be made in the circumstances described below. For purposes of these adjustments, except as noted below, ADRs are treated like Settlement Value Securities if a comparable adjustment to the foreign shares underlying the ADRs is made pursuant to the terms of the depositary arrangement for the ADRs or if holders of ADRs are entitled to receive property in respect of the underlying foreign shares.

   o If a Settlement Value Security is subject to a stock split or reverse stock split, then once the split has become effective, the Multiplier relating to such Settlement Value Security shall be adjusted. The Multiplier shall be adjusted to equal the product of the number of shares outstanding of the Settlement Value Security after the split with respect to each share of such Settlement Value Security immediately prior to effectiveness of the split and the prior Multiplier.

   o If a Settlement Value Security is subject to an extraordinary stock dividend or extraordinary stock distribution that is given equally to all holders of shares, then once the Settlement Value Security is trading ex-dividend, the Multiplier for such Settlement Value Security shall be increased by the product of the number of shares of such Settlement Value Security issued with respect to one share of such Settlement Value Security and the prior Multiplier.

   o If the issuer of a Settlement Value Security, or if a Settlement Value Security is an ADR, the foreign issuer of the underlying foreign share, is being liquidated or dissolved or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law, such Settlement Value Security shall continue to be included in the calculation of the Settlement Value so long as the primary exchange, quotation system or market is reporting a market price for the Settlement Value Security. If a market price, including a price on a bulletin board service, is no longer available for a Settlement Value Security, then the value of the Settlement Value Security shall equal zero for so long as no market price is available, and no attempt shall be made to find a replacement stock or increase the Settlement Value to compensate for the deletion of such Settlement Value Security.

   o If the issuer of a Settlement Value Security, or if a Settlement Value Security is an ADR, the foreign issuer of the underlying foreign share, has been subject to a merger or consolidation and is not the surviving entity and holders of the Settlement Value Security are entitled to receive cash, securities, other property or a combination thereof in exchange for the Settlement Value Security, then the following shall be included as "Settlement Property":

         o To the extent cash is received, the Settlement Property shall include an amount of cash equal to the product of (1) the cash consideration per share of Settlement Value Security, (2) the Multiplier for the Settlement Value Security and (3) the number of Securities outstanding, each determined as of the time the holders of the Settlement Value Security are entitled to receive the cash consideration (the "M&A Cash Component"), plus accrued interest. If the cash received is denominated in a foreign currency, such cash shall then be converted into U.S. dollars using the Official W.M. Reuters Spot Closing Rate at 11:00 a.m., New

             York City time. If there are several quotes for the Official W.M. Reuters Spot Closing Rate at that time, the first quoted rate starting at 11:00 a.m. shall be the rate used. If there is no such Official W.M. Reuters Spot Closing Rate for a country's currency at 11:00 a.m., New York City time, the foreign currency-denominated cash shall be converted into U.S. dollars using the last available U.S. dollar cross-rate quote before 11:00 a.m., New York City time. Interest shall accrue beginning the first London Business Day after the day that holders of the Settlement Value Security receive the cash consideration until the Stated Maturity Date (the "M&A Cash Component Interest Accrual Period"). Interest shall accrue on the M&A Cash Component at a rate equal to the London Interbank Offered Rate ("LIBOR") with a term corresponding to the M&A Cash Component Interest Accrual Period.

         o To the extent that equity securities that are traded or listed on an exchange, quotation system or market are received, once the exchange for the new securities has become effective, the former Settlement Value Security shall be removed from the calculation of the Settlement Value and the Settlement Property will include a number of shares of the new security per outstanding Security equal to the Multiplier for the new security as a new Settlement Value Security. The Multiplier for the new Settlement Value Security shall equal the product of the last value of the Multiplier of the original Settlement Value Security and the number of securities of the new Settlement Value Security exchanged with respect to one share of the original Settlement Value Security.

         o To the extent that equity securities that are not traded or listed on an exchange, quotation system or market or non-equity securities or other property (other than cash) is received, the Calculation Agent shall determine the "Fair Market Value" of the securities or other property received per share of Settlement Value Security based on the Average Execution Price. The Settlement Property shall include an amount of cash equal to the product of (1) the Fair Market Value per share of Settlement Value Security, (2) the Multiplier for the Settlement Value Security and (3) the number of Securities outstanding (the "M&A Sale Component"). The Multiplier and the number of Securities outstanding will be determined as of the time holders of the Settlement Value Security are entitled to receive the securities or other property. The Settlement Value shall also include accrued interest on the M&A Sale Component. Interest shall accrue beginning the first London Business Day after the day that an affiliate of Holdings sells the securities or other property used to hedge Holdings' obligations under the Securities until the Stated Maturity Date (the "M&A Sale Component Interest Accrual Period"). Interest shall accrue at a rate equal to LIBOR with a term corresponding to the M&A Sale Component Interest Accrual Period.

   o If all of the shares of a Settlement Value Security of an issuer are converted into or exchanged for the same or a different number of shares of any class or classes of common stock other than such Settlement Value Security, whether by capital reorganization, recapitalization or reclassification or otherwise, then, once the conversion has become effective, the former Settlement Value Security shall be removed from the calculation of the Settlement Value and the Settlement Property will include a number of shares of the new common stock per outstanding Security equal to the Multiplier for the new common stock as a new Settlement Value Security. The Multiplier for each new Settlement Value Security shall equal the product of the last value of the Multiplier of the original Settlement Value Security and the number of shares of the new Settlement Value Security issued with respect to one share of the original Settlement Value Security.

   o If the issuer of a Settlement Value Security, or if a Settlement Value Security is an ADR, the issuer of the underlying foreign share, issues to all of its shareholders common stock or another equity security that is traded or listed on an exchange, quotation system or market of an issuer other than itself, then the Settlement Property shall include a number of shares of the new common stock per outstanding Security equal to the Multiplier for the new common stock or other equity security as a new Settlement Value Security. The Multiplier for the new Settlement Value Security shall equal the product of the last value of the Multiplier with respect to the original Settlement Value Security and the number of shares of the new Settlement Value Security with respect to one share of the original Settlement Value Security.

   o If an ADR is no longer listed or admitted to trading on a United States securities exchange registered under the Securities Exchange Act of 1934 or is no longer a security quoted on The Nasdaq Stock Market, then the ADR shall be removed from the calculation of the Settlement Value, the foreign share underlying the ADR shall be deemed to be a new common stock and the Settlement Property shall include a number of shares of new common stock per outstanding Security equal to the Multiplier for the new common stock as a new Settlement Value Security. The initial Multiplier for that new Settlement Value Security shall equal the product of the last value of the Multiplier with respect to the original ADR and the number of underlying foreign shares represented by a single such ADR.

   o If a Settlement Value Security is subject to an extraordinary dividend or an extraordinary distribution, including upon liquidation or dissolution, of cash, equity securities that are not traded or listed on an exchange, quotation system or market, non-equity securities or other property of any kind which is received equally by all holders of such Settlement Value Security, then the Settlement Property shall include the following:

         o To the extent cash is entitled to be received, the Settlement Property shall include on each day after the time that the Settlement Value Security trades ex-dividend until the date the cash consideration is entitled to be received, the present value of the cash to be received per share of Settlement Value Security multiplied by the Multiplier for the Settlement Value Security on such day and by the number of Securities outstanding on such day, discounted at a rate equal to LIBOR, with a term beginning that day and ending on the date that the cash is entitled to be received (the "PV Extraordinary Cash Component"). When the cash consideration is received, the PV Extraordinary Cash Component shall be deleted from the Settlement Value and the Settlement Property shall include an amount of cash equal to the product of
             (1) the cash consideration per share of Settlement Value Security,
             (2) the Multiplier for the Settlement Value Security and (3) the number of Securities outstanding, each determined as of the time the holders of the Settlement Value Security are entitled to receive the cash consideration (the "Extraordinary Cash Component"), plus accrued interest. If the cash consideration received or entitled to be received is denominated in a foreign currency, such cash or the present value of such cash, as the case may be, shall be converted into U.S. dollars using the Official W.M. Reuters Spot Closing Rate at 11:00 a.m., New York City time. If there are several quotes for the Official W.M. Reuters Spot Closing Rate at that time, the first quoted rate starting at 11:00 a.m. shall be the rate used. If there is no such Official W.M. Reuters Spot Closing Rate for a country's currency at 11:00 a.m., New York City time, the foreign currency-denominated cash shall be converted into U.S. dollars using the last available U.S. dollar cross-rate quote before 11:00 a.m., New York City time. Interest shall accrue on the Extraordinary Cash Component beginning the first London Business Day after the day that holders of the Settlement Value Security are entitled to receive the Extraordinary Cash Component until the Stated Maturity Date (the "Extraordinary Cash Component Interest Accrual Period"). Interest shall accrue at a rate equal to LIBOR with a term corresponding to the Extraordinary Cash Component Interest Accrual Period.

         o To the extent that equity securities that are not traded or listed on an exchange, quotation system or market or non-equity securities or other property (other than cash) is received, the Calculation Agent shall determine the Fair Market Value of the securities or other property received per share of Settlement Value Security based on the Average Execution Price and the Settlement Property shall include an amount of cash equal to the product of (1) the Fair Market Value per share of Settlement Value Security , (2) the Multiplier for the Settlement Value Security and (3) the number of Securities outstanding (the "Extraordinary Sale Component"). The Multiplier and the number of Securities outstanding will be determined as of the time the holders of the Settlement Value Security are entitled to receive the securities or other property. The Settlement Property shall also include accrued interest on the Extraordinary Sale Component. Interest shall accrue beginning the first London Business Day after the day that an affiliate of Holdings sells the securities or other property used to hedge Holdings' obligations under the Securities until the Stated Maturity Date (the "Extraordinary Sale Component Interest Accrual Period"). Interest shall accrue at a rate equal to LIBOR with a term corresponding to the Extraordinary Sale Component Interest Accrual Period.

   o If similar corporate events occur with respect to the issuer of an equity security other than a Settlement Value Security, adjustments similar to the above will be made for that equity security. In addition, if any other corporate events occur with respect to the issuer of a Settlement Value Security, adjustments will be made to reflect the economic substance of such events.

Unless otherwise specified in the relevant Pricing Supplement, the payment of an ordinary cash dividend by an issuer of a Settlement Value Security, or if a Settlement Value Security is an ADR, by a foreign issuer of the underlying foreign share, from current income or retained earnings shall not result in an adjustment to the Multiplier.

No adjustments of any Multiplier of a Settlement Value Security shall be required unless the adjustment would result in a change of at least .1% (.001) in the Multiplier then in effect. Adjustments which result in a change of less than .1% (.001) shall be carried forward and included in the next adjustment, if any. The Multiplier resulting from any of the adjustments specified above shall be rounded at the Calculation Agent's discretion.

         5. Definitions.

            Set forth below are the terms used in the Agreement and in this Annex A.

            "ADR" shall mean American Depositary Receipt.

            "Alternative Redemption Amount" shall equal, for each $1,000 Security, the product of (a) $1,000 and (b) the Settlement Value divided by the Initial Value.

            "AMEX" shall mean the American Stock Exchange LLC.

            "Average Execution Price" shall mean, for a security or other property, the average execution price that an affiliate of the Company receives or pays for such security or property, as the case may be, to hedge the Company's obligations under the Securities.

            "Business Day", notwithstanding any provision in the Indenture, shall mean any day that is not a Saturday, a Sunday or a day on which the NYSE, Nasdaq or AMEX is not open for trading or banking institutions or trust companies in the City of New York are authorized or obligated by law or executive order to close, and, (a) if the Specified Currency is a Foreign Currency other than Euros, not a day on which banking institutions are authorized or required by law to close in the Principal Financial Center of the country issuing the Foreign Currency and (b) if the Specified Currency is Euros, a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer System is open. "Principal Financial Center" shall mean the capital city of the country issuing the specified currency. However, for U.S. dollars, Australian dollars, Canadian dollars and Swiss francs, the Principal Financial Center will be New York City, Sydney, Toronto and Zurich, respectively.

            "Calculation Agent" shall mean the person that has entered into an agreement with the Company providing for, among other things, the determination of the Settlement Value and the Payment Amount, which term shall, unless the context otherwise requires, include its successors and assigns. The initial Calculation Agent shall be Lehman Brothers Inc.

            "Calculation Day" shall mean (a) for payment at the Stated Maturity Date, the Valuation Date, (b) for a payment upon a Repurchase, the date which is the number of Business Days equal to the Determination Period before the Non-Delaying Event Repurchase Date or (c) for payment upon a Redemption, the date the Redemption Notice is given in accordance with the Indenture.

            "Close of Trading" shall mean, in respect of any primary exchange or quotation system, the scheduled weekday closing time on a day on which the primary exchange or quotation system is scheduled to be open for trading for its respective regular trading session, without regard to after hours or any other trading outside of the regular trading session hours.

            "Closing Price" shall mean, for each Settlement Value Security, as determined by the Calculation Agent based on information reasonably available to it:

            (i) If the Settlement Value Security is listed on a United States national securities exchange or quotation system or is a security quoted on Nasdaq, the last reported sale price per share at the Close of Trading, regular way, on such day, on the primary securities exchange registered under the Securities Exchange Act of 1934 on which such Settlement Value Security is listed or admitted to trading or on Nasdaq, as the case may be.

            (ii) If the Settlement Value Security is listed or quoted on a non-United States securities exchange, quotation system (other than a bulletin board) or market, the last reported sale price at the Close of Trading, regular way, on such day, on the primary exchange, quotation system or market on which such Settlement Value Security is listed or admitted to trading, as the case may be. The Closing Price per share shall then be converted into U.S. dollars using the Official W.M. Reuters Spot Closing Rate at 11:00 a.m., New York City time. If there are several quotes for the Official W.M. Reuters Spot Closing Rate at that time, the first quoted rate starting at 11:00 a.m. shall be the rate used. If there is no such Official W.M. Reuters Spot Closing Rate for a country's currency at 11:00 a.m., New York City time, the Closing Price shall be converted into U.S. dollars using the last available U.S. dollar cross-rate quote before 11:00 a.m., New York City time.

            (iii) If the Settlement Value Security is not listed on a national securities exchange or quotation system or is not a Nasdaq security, and is listed or traded on a bulletin board, the Average Execution Price per share of the Settlement Value Security. If such Settlement Value Security is listed or traded on a non-United States bulletin board, the Closing Price will then be converted into U.S. dollars using the Official W.M. Reuters Spot Closing Rate at 11:00 a.m., New York City time. If there are several quotes for the Official W.M. Reuters Spot Closing Rate at that time, the first quoted rate starting at 11:00 a.m. shall be the rate used. If there is no such Official W.M. Reuters Spot Closing Rate for a country's currency at 11:00 a.m., New York City time, the Closing Price shall be converted into U.S. dollars using the last available U.S. dollar cross-rate quote before 11:00 a.m., New York City time.

            "Company" shall have the meaning set forth in the preamble to this Agreement.

            "Delaying Event" shall mean a Market Disruption Event for a Settlement Value Security which occurs on the relevant Calculation Day.

            "Delaying Event Redemption Date" shall mean, if a Delaying Event occurs on the Calculation Day for a Redemption, the later of (a) the Non-Delaying Event Redemption Date and (b) the number of Business Days equal to the Determination Period after the Payment Determination Date thereof.

            "Delaying Event Repurchase Date" shall mean, if a Delaying Event occurs on the Calculation Day for a Repurchase, the number of Business Days equal to the Determination Period after the Payment Determination Date thereof.

            "Determination Period" shall have the meaning specified in the relevant Pricing Supplement.

            "Ending Multiplier" shall mean, for each Settlement Value Security, the initial Multiplier for such Settlement Value Security adjusted from time to time for the occurrence, prior to the Close of Trading on the relevant Calculation Day, of any of the extraordinary corporate transactions described in Section 4 of this Annex A.

            "Indenture" shall have the meaning set forth in the preamble to this Agreement.

            "Index Stock" shall have the meaning specified in the relevant Pricing Supplement.

            "Index Stock Issuer" shall have the meaning specified in the relevant Pricing Supplement.

            "Initial Value" shall have the meaning specified in the relevant Pricing Supplement.

            "LIBOR" shall mean London Interbank Offered Rate.

            "London Business Day" shall mean any day in the United Kingdom that is a Saturday, a Sunday or a day on which the London Stock Exchange is not open for trading or banking institutions or trust companies in the City of London are authorized or obligated by law or parliamentary order to close.

            "Market Disruption Event", unless indicated otherwise in the relevant Pricing Supplement, with respect to a Settlement Value Security shall mean any of the following events has occurred on any day as determined by the Calculation Agent:

            (1) A material suspension of or limitation imposed on trading relating to such Settlement Value Security by the Relevant Exchange, at any time during the one-hour period that ends at the Close of Trading on such day, whether by reason of movements in price exceeding limits permitted by that primary exchange or quotation system or otherwise. Limitations on trading during significant market fluctuations imposed pursuant to NYSE Rule 80B or any applicable rule or regulation enacted or promulgated by the NYSE, any other exchange, quotation system or market, any other self regulatory organization or the Securities and Exchange Commission of similar scope or as a replacement for Rule 80B may be considered material.

            (2) A material suspension of or limitation imposed on trading in futures or options contracts relating to such Settlement Value Security by the primary exchange or quotation system on which those futures or options contracts are traded, at any time during the one-hour period that ends at the Close of Trading on such day, whether by reason of movements in price exceeding limits permitted by that primary exchange or quotation system or otherwise.

            (3) Any event, other than an early closure, that disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, that Settlement Value Security on the primary U.S. exchange or quotation system on which that Settlement Value Security is traded, or in the case of a Settlement Value Security not listed or quoted in the United States, on the primary exchange, quotation system or market for such Settlement Value Security, at any time during the one hour period that ends at the Close of Trading on such day.

            (4) Any event, other than an early closure, that disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, the futures or options contracts relating to such Settlement Value Security on the primary exchange or quotation system on which those futures or options contracts are traded at any time during the one hour period that ends at the Close of Trading on such day.

            (5) The closure of the primary exchange or quotation system on which that Settlement Value Security is traded or on which futures or options contracts relating to that Settlement Value Security are traded prior to its scheduled closing time unless the earlier closing time is announced by the primary exchange or quotation system at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on the primary exchange or quotation system and (ii) the submission deadline for orders to be entered into the primary exchange or quotation system for execution at the Close of Trading on such day.

            (6) The Company, or any of its affiliates, is unable, after using commercially reasonable efforts to unwind or dispose of, or realize, recover or remit the proceeds of, any transactions or assets it deems necessary to hedge the equity price risk of entering into and performing its obligations with respect to the Securities.

            "Maturity Date" shall mean the Stated Maturity Date (except as otherwise provided in the case of an extendible security or a renewable security); provided, that if a Market Disruption Event with respect to one or more of the Settlement Value Securities occurs on the Calculation Day, or if the Calculation Day is not a Scheduled Trading Day, then the Maturity Date shall be postponed by a number of Business Days equal to the Determination Period after the date on which the Settlement Value is finally determined. In the event of any optional redemption by the Company, any repayment at the option of the Holder, acceleration of the maturity of this Note or other prepayment of this Note prior to the Maturity Date specified above, the term "Maturity" when used herein shall refer, where applicable, to the date of redemption, repayment, acceleration or other prepayment of this Note.

            "Maturity Payment Amount" shall have the meaning set forth in
Section 2 of this Annex A.

            "Measurement Period" shall mean the period from the date of the relevant Pricing Supplement to and including the relevant Valuation Date.

            "Multiplier" shall have the meaning set forth in Section 3 of this Annex A.

            "Nasdaq" shall mean The Nasdaq Stock Market, Inc.

            "Non-Delaying Event Redemption Date" shall mean the date set forth in the Redemption Notice, which date shall not be less than 30 nor more than 60 days after the date of the Redemption Notice, unless otherwise specified in the relevant Pricing Supplement.

            "Non-Delaying Event Repurchase Date" shall mean the date which is the number of Business Days equal to the Optional Repurchase Notice Period following the Business Day on which the Company receives notice of an Optional Repurchase from a Holder.

            "NYSE" shall mean The New York Stock Exchange, Inc.

            "Official W.M. Reuters Spot Closing Rate" shall mean the closing spot rate published on Reuters page "WMRA" relevant for a Settlement Value Security.

            "Optional Repurchase Notice Period" shall mean eight Business Days, unless otherwise specified in the relevant Pricing Supplement.

            "Optional Repurchase Payment Amount" shall have the meaning set forth in Section 2 of this Annex A.

            "Optional Reset Date" shall have the meaning specified in the relevant Pricing Supplement.

            "Payment Amount" shall mean the Maturity Payment Amount, the Redemption Payment Amount, if applicable, or the Optional Repurchase Payment Amount, if applicable, as the case may be.

            "Payment Determination Date" shall mean the relevant Calculation Day, unless a Delaying Event occurs with respect to such Payment Determination Date, in which case the first Business Day after the Calculation Day on which the Closing Prices for all Settlement Value Securities that have been subject to a Delaying Event have been determined.

            "Pricing Supplement" shall mean the pricing supplement issued by the Company relating to the series of the Securities.

            "Redemption" shall mean, if or unless otherwise specified in the relevant Pricing Supplement, the option of the Company to redeem, at any time on or after the date specified in the relevant Pricing Supplement, in whole or from time to time in part, the Securities.

            "Redemption Notice" shall mean the notice of Redemption mailed to the Holders, as described in the relevant Pricing Supplement.

            "Redemption Payment Amount" shall have the meaning set forth in
Section 2 of this Annex A.

            "Redemption Amount" shall have the meaning specified in the relevant Pricing Supplement.

            "Relevant Exchange" shall mean for each Settlement Value Security, the primary United States national securities exchange, quotation system, including any bulletin board service, or market on which such Settlement Value Security is traded, or in case such Settlement Value Security is not listed or quoted in the United States, the primary exchange, quotation system or market for such Settlement Value Security.

            "Repurchase" shall mean, if or unless otherwise specified in the relevant Pricing Supplement, the option of a holder to elect to require the Company to repurchase, at any time until the earlier of (a) the date the Company gives the Redemption Notice or (b) the date which is the number of Business Days equal to the Optional Repurchase Notice Period before the Stated Maturity Date, in whole or from time to time in part, such holder's Securities.

            "Scheduled Trading Day" shall mean any day on which each Relevant Exchange is scheduled to be open for trading for its respective regular trading session.

            "Settlement Property" shall mean the property described in Section 4 of this Annex A.

            "Settlement Value" shall mean the sum of (a) the products of the Closing Prices and the applicable Ending Multipliers for each Settlement Value Security on the Calculation Day and (b) any cash included in the Settlement Value on the Calculation Day; provided, that if a Market Disruption Event occurs on the Calculation Day, the Settlement Value will be determined based on (i) with respect to Settlement Value Securities that have not been subject to a Market Disruption Event, the Closing Price of each such Settlement Value Security on the postponed Calculation Day, and (ii) with respect to Settlement Value Securities that have been subject to a Market Disruption Event, the Average Execution Price on the postponed Calculation Day. The Settlement Value used to calculate the Maturity Payment Amount shall be determined by the Calculation Agent.

            "Settlement Value Securities" shall have the meaning set forth in
Section 1 of this Annex A.

            "Stated Maturity Date" shall mean the date specified as such in the relevant Pricing Supplement.

            "Stock Settlement Option" shall mean the Company's option, exercisable in its sole discretion with not less than 15 days' notice to the Trustee and the registered holders of the Securities, to pay the Maturity Payment Amount or the Redemption Payment Amount, if applicable, or the Optional Repurchase Payment Amount, if applicable, in shares of the Index Stock (and any other equity securities used in the calculation of the Settlement Value), rather than in cash.

            "Threshold Value" shall have the meaning specified in the relevant Pricing Supplement, as it may be adjusted from time to time by the Calculation Agent, to reflect stock splits, extraordinary distributions, liquidations, mergers, consolidations or similar events involving or relating to any Settlement Value Security. Such adjustment shall, to the extent the Calculation Agent believes appropriate, be made in a manner consistent with the adjustments to the Multipliers and the Settlement Value Securities described in Section 4 of this Annex A.

            "Trustee" shall have the meaning set forth in the preamble to this Agreement.

            "Valuation Date" shall mean the date specified as such in the relevant Pricing Supplement; provided that if a Market Disruption Event occurs on such date, the Valuation Date shall be the next Scheduled Trading Day on which no Market Disruption Event occurs.